UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2011

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into Material Definitive Agreement

On March 16, 2011 United Community Banks, Inc. (the “Company”) entered into an investment agreement with Corsair Georgia, L.P. (“Corsair”), an affiliate of Corsair Capital, LLC, (the “Corsair Agreement”) and subscription agreements (“Additional Investor Agreements”; together with the Corsair Agreement, the “Agreements”) with a group of institutional investors (the “Additional Investors” and, together with Corsair, the “Investors”) to raise $380 million of capital through the purchase of a combination of United’s common stock and mandatorily convertible preferred stock (the “Private Placement”).

Pursuant to the Agreements, the Investors have agreed, subject to certain conditions, to purchase: (i) 17,338,497 shares of the Company’s existing common stock (the “Voting Common Stock”) at a price of $1.90 per share; (ii) $195,871,961.40 of Series F Convertible Preferred Stock (the “Series F Preferred Stock”); and, (iii) $151,184.894.30 of Series G Convertible Preferred Stock (the “Series G Preferred Stock,” and, together with the Series F Preferred Stock, the “Convertible Preferred Stock”).  Under the terms of the Agreements and following receipt of required shareholder approvals, the Series F Preferred Stock will be mandatorily convertible into 103,090,506 shares of Voting Common Stock and the Series G Preferred Stock will be mandatorily convertible into 79,570,997 shares of non-voting common stock (the “Non-Voting Common Stock”, together with the Voting Common Stock, the “Common Stock”).

Upon consummation of the Private Placement and the conversion of the Convertible Preferred Sock, Corsair and its limited partners will own approximately 22.5% of the Company’s pro forma outstanding Common Stock.  The Additional Investors will own approximately 47.2% of the Company’s pro forma outstanding common stock.

The Closing of the Private Placement is subject to certain closing conditions, including, among others: (i)  the receipt by the Company of investments by all Investors that, in the aggregate, total not less than $375 million and not more than $380 million; (ii) the authorization for listing of the Voting Common Stock on the NASDAQ Global Select Market; (iii) the accuracy, subject to certain materiality of exceptions, of the representations and warranties of the Company; (iv) the performance in all material respects of the Company’s obligations; (vi) the receipt of certain required governmental approvals including approvals from banking regulators; (vii) the absence of certain regulatory conditions or restrictions; (vii) maintenance of minimum liquidity levels; (viii) remaining “well capitalized;” (ix) no material change in tax laws relating to deferred tax assets; (x) receipt of a tax opinion and a private letter ruling from the Internal Revenue Service; and (xi) no material adverse change.

Each Agreement contains interim covenants of the Company to conduct its businesses in the ordinary course and to refrain from taking certain actions during such period, including amendments to organization documents, declaring, setting aside or paying dividends or other distributions, reclassifications, stock splits and stock repurchases, issuances and sale of equity securities, and changes to any method of tax accounting or tax election or taking certain other actions related to taxes.

Each Investor is also entitled to certain subscription rights and registration rights.  Corsair is entitled to appoint a director to the Company’s board of directors so long as it holds a specified minimum ownership percentage.  Pursuant to the Agreements, as applicable, the Company and each Investor have agreed to provide each other certain indemnities.  Specifically, the Company has agreed to indemnity the Investors with an aggregate of 48 million shares of Common Stock if, prior to June 15, 2011, it is determined that the Company suffered an “ownership change” under Section 382 of the Internal Revenue Code prior to or in connection with the closing of the Private Placements.

The foregoing description of the Private Placement, the Corsair Agreement and the Additional Investor Agreements do not purport to be complete and are qualified in their entirety by reference to the Corsair Agreement (including the exhibits thereto) and the Additional Investor Agreements (including the exhibits thereto), which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated in this Current Report on Form 8-K by reference.  The Corsair Agreements and the Additional Investor Agreements have been included to provide investors and security holders with information regarding the terms of the Corsair Agreements and the Additional Investor Agreements.  They are not intended to provide any other factual or financial information about the Company or its subsidiaries and affiliates.  The representations, warranties and covenants contained in the Corsair Agreement and the Additional Investor Agreements were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Corsair Agreement or the Additional Investor Agreements, as applicable; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of Corsair Agreement and Additional Investor Agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 3.02            Unregistered Shares of Equity Securities

On March 16, 2011 the Company entered into the Corsair Agreement and the Additional Investor Agreements providing for the sale of Voting Common Stock, Series F Preferred Stock and Series G Preferred Stock for $380 million as described above under Item 1.01.   To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the securities to the Investors is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of the Voting Common Stock, Series F Preferred Stock and Series G Preferred Stock to the Investors and is not offering securities to the public in connection with the Investments.

Item 8.01            Other Events.

On March 16, 2011, the Company issued a press release regarding the Private Placement and the rest of the Company’s capital plan.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)                                Exhibits

Exhibit No.	Description

10.1	Investment Agreement, dated as of March 16, 2011, between United Community Banks, Inc. and Corsair Georgia, L.P.

10.2	Form of Subscription Agreement, dated as of March 16, 2011, between United Community Banks, Inc. and each Additional Investor

99.1	Press Release, dated March 16, 2011

*  *  *
The Private Placement involves the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act.  Such securities being sold in the Private Placement may not be offered or sold absent registration or an applicable exemption from registration.  This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the Private Placement, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement (the “Proxy Statement”).  This Current Report on Form 8-K is not a solicitation of a proxy and is not a substitute for the Proxy Statement or other filings that will be made with the SEC in connection with the potential transactions described in Form 8-K.  Security holders are urged to read the Proxy Statement carefully when it becomes available.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s web site at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to the attention of Lois J. Rich, Investor Relations, United Community Banks, Inc., P.O. Box 398, Blairsville, Georgia 30514.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date:  March 16, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Investment Agreement, dated as of March 16, 2011, between United Community Banks, Inc. and Corsair Georgia, L.P.

10.2	Form of Subscription Agreement, dated as of March 16, 2011, between United Community Banks, Inc. and each Additional Investor

99.1	Press Release, dated March 16, 2011